[LOGO]                                                              NEWS

Noveon, Inc.
9911 Brecksville Road
Cleveland, Ohio  44141-3247
216.447.5000

For more information, contact:

Investor Relations & Media Contact:
Sean Stack
(216) 447-6494


            NOVEON REPORTS 4% SALES GROWTH IN THE FOURTH QUARTER
                  AND FULL YEAR EBITDA IMPROVEMENT OF 23%

Cleveland, Ohio, February 28 - Noveon, Inc. today reported selected financial results for the fourth quarter and full year of 2002.

                          THREE Months Ended        TWELVE Months Ended
                              December 31                December 31
                         Actual        Actual       Actual    Pro forma(1)
                          2002          2001         2002         2001
                          ----          ----         ----         ----
      ($M)                     Unaudited                 Unaudited
Sales                    $255.8        $247.1      $1,069.3    $1,062.3
Gross Profit              $76.5         $79.0        $342.5      $296.8
Operating Income          $20.1         $21.1        $120.9       $66.2
Net Income (Loss)         ($1.9)        ($7.1)        $34.7      ($29.3)
Adjusted EBITDA(2)        $47.6         $44.8        $215.4      $175.5
Free Cash Flow(3)         $39.4         $64.4        $171.4      $192.5

(1) The pro forma amounts reflect the effect of the acquisition of the Performance Materials Segment of Goodrich Corporation on February 28, 2001 as if the acquisition occurred on January 1, 2001.

(2) Adjusted EBITDA is defined as income from continuing operations before interest and taxes plus depreciation and amortization, investor management fees, restructuring and consolidation costs and non-cash cost of sales impact of inventory write-up from purchase accounting. Adjusted EBITDA (unaudited) is not a measure of operating income, net income, operating performance or liquidity under GAAP.

(3) Free cash flow (unaudited) is adjusted EBITDA less capex plus/less changes in accounts receivable, inventory and accounts payable.

FOURTH QUARTER 2002
For the quarter ended December 31, 2002, Noveon reported sales of $255.8 million, adjusted EBITDA of $47.6 million and a net loss of $1.9 million. For the fourth quarter of 2001, Noveon reported sales of $247.1 million, adjusted EBITDA of $44.8 million and a net loss of $7.1 million.

Sales increased 4% from the prior year reflecting stronger volumes within Noveon's personal care, Estane(R) TPU and TempRite(R) CPVC product lines, incremental acquisition-related revenue and the impact of the stronger Euro; partially offset by lower volumes within the textile coatings, pharmaceutical and polymer additives product lines. Adjusted EBITDA increased 6% over the prior year primarily due to higher sales volumes in personal care, Estane(R) TPU and TempRite(R) CPVC product lines and the impact of the stronger Euro; partially offset by higher selling, general and administrative expenses from the addition of resources in sales and marketing as well as higher costs associated with our variable incentive plans and higher raw material and utility costs. Free cash flow decreased 39% from $64.4 million to $39.4 million as higher adjusted EBITDA was more than offset by increased capital spending and lower cash generation from working capital in 2002 versus the significant cash generated from working capital reductions in the fourth quarter of 2001. During the quarter, total debt decreased $40.4 million resulting from the prepayment of outstanding debt.

FULL YEAR 2002
For the year ended December 31, 2002, Noveon reported sales of $1,069.3 million, adjusted EBITDA of $215.4 million and net income of $34.7 million. For the pro forma year ended December 31, 2001, Noveon reported sales of $1,062.3 million, adjusted EBITDA of $175.5 million and a net loss of $29.3 million. Pro forma 2001 results reflect the effects of the acquisition of the Performance Materials Segment of Goodrich Corporation on February 28, 2001 as if the acquisition occurred on January 1, 2001.

Sales increased 1% or $7.0 million from the pro forma year ended December 31, 2001 to the year ended December 31, 2002, reflecting strong volume growth within our TempRite(R) CPVC and personal care product lines, the incremental impact of acquisitions made during the year and the impact of the stronger Euro; partially offset by lower volumes in textile coatings and polymer additive product lines, competitive pricing pressure and the impact of the discontinued product lines at our Cincinnati colorants operation. Adjusted EBITDA increased 23% from the prior year pro forma period due to lower raw material and utility costs, lower manufacturing spending from productivity initiatives and the impact of higher volumes in TempRite(R) CPVC and personal care. Net income improved $64.0 million from a pro forma net loss of $29.3 million to net income of $34.7 million. Free cash flow decreased 11% from $192.5 million from pro forma 2001 to $171.4 million in 2002 as higher adjusted EBITDA was offset by higher capital spending and lower cash generated from working capital versus the significant cash generated from working capital in 2001. Total debt decreased $53.2 million since December 31, 2001 due to continued strong cash generation, debt prepayments and scheduled amortization.

Steve Demetriou, Noveon president and chief executive officer, said, "We are very pleased with our 2002 results despite the sluggishness in the industrial economy. We now have had three consecutive quarters of sales growth over the prior year, driven by double-digit sales growth within our personal care and TempRite(R) CPVC product lines and the resurgence of our Estane(R) TPU product lines in the second half. Our productivity initiatives reduced manufacturing costs by $8 million from 2001 and in the fourth quarter we launched a Six Sigma program aimed at generating further productivity benefits. In addition, our continued strong cash flow has enabled us to prepay debt, reduce our leverage and invest in growth opportunities in the form of bolt-on acquisitions, sales, marketing and R&D resources and global expansion. Going into 2003, we are faced with challenges and uncertainties related to the global economic and political situation. Therefore, we will continue to focus aggressively on improving our effectiveness and factors within our control. We remain focused on driving productivity improvements, generating strong free cash flow and investing in growth opportunities around the globe."

FOURTH QUARTER 2002
CONSUMER SPECIALTIES
Noveon's Consumer Specialties segment reported a sales increase of 10% from $66.5 million to $72.9 million compared with the prior year fourth quarter driven by incremental sales volume from acquisitions, higher Carbopol(R) acrylic thickener volume and the impact of new product introductions within the personal care product lines, and the impact of the stronger Euro; partially offset by the impact of lower pharmaceutical volumes and discontinued product lines at our Cincinnati colorants operation. Adjusted EBITDA increased by 1% or $0.2 million from $15.8 million in the fourth quarter of 2001 to $16.0 million in the fourth quarter of 2002, principally due to higher Carbopol(R) sales; partially offset by higher raw material and utility costs and tolling expenses related to acquisition integration.

SPECIALTY MATERIALS
The Specialty Materials segment reported a sales increase of 4% from $93.1 million to $96.6 million compared to the fourth quarter of the prior year due to higher volume in TempRite(R) CPVC plumbing and fire sprinkler applications, Estane(R) TPU product lines and the impact of the stronger Euro; partially offset by competitive pricing pressure within our Estane(R) TPU and polymer additives product lines and lower volumes in polymer additive's rubber chemical and antioxidant product lines. Adjusted EBITDA increased by $0.1 million from $25.3 million in the fourth quarter of 2001 to $25.4 million in the fourth quarter of 2002 due to higher volumes and lower raw material and utility costs; partially offset by lower pricing and higher selling general and administrative costs due to increased growth resources.

PERFORMANCE COATINGS
Performance Coatings sales decreased by 1% from $87.5 million to $86.3 million compared to the fourth quarter of the prior year due to lower volume in textile coatings applications; partially offset by higher volumes in specialty coatings and graphic arts applications and the impact of the stronger Euro. Adjusted EBITDA increased by 8% or $1.4 million from $16.5 million in the fourth quarter of 2002 to $17.9 million in the fourth quarter of 2001 due to higher volumes in specialty coatings and graphic arts applications; partially offset by higher raw material and utility costs and lower textile coatings volume.

CORPORATE
In the fourth quarter, corporate overhead expenses excluding depreciation, management fees and restructuring costs decreased by $1.1 million from $12.8 million in 2001 to $11.7 million in 2002. The decrease is primarily the result of continued cost controls.

Noveon will be hosting a conference call to discuss fourth quarter results today, February 28, 2003 at 10:00 AM ET. Domestic callers should dial 1
(800) 446-1671 and international callers should dial 1 (847) 413-3362 and ask to be connected to the Noveon fourth quarter earnings call (confirmation code 6838474). A replay of the call will be available through Wednesday, March 5 by calling (domestic) 1 (888) 843-8996 or (international) 1 (630) 652-3044 with the above confirmation code.

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications with revenues in 2002 of $1.1 billion. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.

This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results express or implied in this or other Company statements will not be realized. Furthermore, investors are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the forward-looking statements. Important factors that may affect our expectations, estimates or projections include:

o the effects of the substantial debt we have incurred in connection with our acquisition of the Performance Materials Segment of Goodrich and our ability to refinance or repay that debt;

o   changes in customer requirements in markets or industries we serve;

o   general economic and market conditions;

o our access to capital markets and any restrictions placed on us by any current or future financing arrangements;

o the effect of risks of investing in and conducting operations in foreign countries, including political, social, economic, currency and regulatory factors;

o   changes in the price and supply of major raw materials; and

o the effect of fluctuations in currency exchange rates on our international operations.

Further information about these risks can be found in the Company's filings with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   # # #

                                Noveon, Inc.

                    Consolidated Statement of Operations
                           (dollars in millions)
                                (unaudited)


                                                 THREE MONTHS ENDED
                                                     DECEMBER 31
                                                2002           2001
                                           ----------------------------

SALES                                          $ 255.8      $ 247.1
Cost of sales                                    179.3        168.1
                                           ----------------------------

GROSS PROFIT                                      76.5         79.0
Selling and administrative expenses               49.8         49.1
Amortization expense                               3.4          7.1
Restructuring and consolidation costs              3.2          1.7
                                           ----------------------------

OPERATING INCOME                                  20.1         21.1
Interest (expense) income--net                   (18.3)       (18.9)
Other (expense) income--net                       (2.2)         1.2
                                           ----------------------------
Income (loss) before income taxes                 (0.4)         3.4
Income tax expense                                (1.5)       (10.5)
                                           ----------------------------
NET (LOSS)                                     $  (1.9)     $  (7.1)
                                           ============================




                                Noveon, Inc.
                                    and
                      BFGoodrich Performance Materials
     (The Predecessor Company and a Segment of The BFGoodrich Company)

                    Consolidated Statement of Operations
                           (dollars in millions)


                                                                                  BFGOODRICH
                                                 NOVEON, INC.                PERFORMANCE MATERIALS
                                         ----------------------------------------------------------------
                                                          TEN MONTHS      TWO MONTHS
                                          YEAR ENDED         ENDED           ENDED        YEAR ENDED
                                          DECEMBER 31     DECEMBER 31     FEBRUARY 28     DECEMBER 31
                                             2002            2001            2001            2000
                                         ----------------------------------------------------------------
SALES                                       $  1,069.3      $   876.4       $   187.0      $  1,167.7
Cost of sales                                    726.8          628.1           137.3           819.5
                                         ----------------------------------------------------------------

GROSS PROFIT                                     342.5          248.3            49.7           348.2
Selling and administrative expenses              201.6          160.5            35.2           201.1
Amortization expense                              13.9           26.5             4.0            24.4
Restructuring and consolidation costs              6.1            3.1             -              40.5
                                         ----------------------------------------------------------------

OPERATING INCOME                                 120.9           58.2            10.5            82.2
Interest (expense) income--net                   (75.6)         (73.5)            0.6             4.4
Other (expense) income--net                       (2.4)          (0.7)           (1.5)           (0.4)
                                         ----------------------------------------------------------------
Income (loss) before income taxes                 42.9          (16.0)            9.6            86.2
Income tax expense                                (8.2)          (4.6)           (4.0)          (35.9)
                                         ----------------------------------------------------------------
NET INCOME (LOSS)                           $     34.7      $   (20.6)      $     5.6      $     50.3
                                         ================================================================



                                Noveon, Inc.

                         Consolidated Balance Sheet
                (dollars in millions, except share amounts)


                                                                        DECEMBER 31
                                                                   2002             2001
                                                             ----------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                        $     79.5       $    120.0
Accounts and notes receivable, net of allowances
   ($9.0 and $8.7 at December 31, 2002
   and 2001, respectively)                                            135.7            133.8
Inventories                                                           144.1            140.2
Prepaid expenses and other current assets                               7.2              4.5
                                                             ----------------------------------
TOTAL CURRENT ASSETS                                                  366.5            398.5

Property, plant and equipment--net                                    670.7            672.5
Goodwill                                                              365.5            346.9
Technology intangible assets--net                                     139.7            148.2
Other identifiable intangible assets--net                              42.4             43.8
Receivable from Parent                                                  1.2              -
Other assets                                                           43.1             51.9
                                                             ----------------------------------
TOTAL ASSETS                                                     $  1,629.1       $  1,661.8
                                                             ==================================

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Short-term bank debt                                             $      0.4       $      1.3
Accounts payable                                                      111.2             97.1
Accrued expenses                                                       70.6             74.2
Income taxes payable                                                    5.3              1.0
Current maturities of long-term debt                                    -               23.2
                                                             ----------------------------------
TOTAL CURRENT LIABILITIES                                             187.5            196.8

Long-term debt                                                        847.1            876.2
Postretirement benefits other than pensions                             5.8              5.3
Accrued pensions                                                       34.9             32.8
Deferred income taxes                                                  18.1             24.6
Accrued environmental                                                  18.2             20.7
Other non-current liabilities                                          17.8              9.2

STOCKHOLDER'S EQUITY
Common stock ($.01 par value, 1,000 shares
   authorized, 1 share issued and
   outstanding at December 31, 2002
   and 2001, respectively)                                              -                -
Paid in capital                                                       498.0            527.0
Retained deficit                                                       (1.9)           (20.6)
Accumulated other comprehensive income (loss)                           3.6            (10.2)
                                                             ----------------------------------
Total stockholder's equity                                            499.7            496.2
                                                             ----------------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                       $  1,629.1       $  1,661.8
                                                             ==================================


                                Noveon, Inc.
                                    and
                      BFGoodrich Performance Materials
     (The Predecessor Company and a Segment of The BFGoodrich Company)
                    Consolidated Statement of Cash Flows
                           (dollars in millions)

                                                                                              BFGOODRICH
                                                                 NOVEON, INC.            PERFORMANCE MATERIALS
                                                          ---------------------------------------------------------
                                                                         TEN MONTHS    TWO MONTHS
                                                           YEAR ENDED       ENDED         ENDED      YEAR ENDED
                                                           DECEMBER 31   DECEMBER 31   FEBRUARY 28   DECEMBER 31
                                                              2002          2001          2001          2000
                                                          ---------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                                            $   34.7      $  (20.6)     $    5.6      $   50.3
Adjustments to reconcile net income (loss) to net cash
   provided (used) by operating activities:
     Consolidation costs:
       Expenses                                                   6.1           3.1            -           40.5
       Payments                                                  (8.5)        (11.8)         (2.0)         (4.9)
     Depreciation and amortization                               84.7          83.0          14.4          86.7
     Deferred income taxes                                       (0.6)          0.4          (5.2)         (1.2)
     Debt issuance cost amortization in interest expense          5.6           6.8            -             -
     Change in assets and liabilities, net of effects of
       acquisitions and dispositions of businesses:
         Receivables                                              2.2          45.9          (7.2)         (1.5)
         Inventories                                              3.4          35.8          (3.1)         (2.8)
         Other current assets                                    (2.6)          0.9          (0.1)          1.9
         Accounts payable                                         9.2          (4.0)        (16.8)         (1.0)
         Accrued expenses                                        (0.7)         13.4           5.7           1.5
         Income taxes payable                                     5.4           -           (27.9)          5.2
         Other non-current assets and liabilities                 4.0           1.0           5.0           6.2
                                                          ---------------------------------------------------------
Net cash provided (used) by operating activities                142.9         153.9         (31.6)        180.9

INVESTING ACTIVITIES
 Purchases of property, plant and equipment                     (52.3)        (28.5)         (7.6)        (64.0)
 Proceeds from sale of property and business                      -             0.9            -            0.3
 Payments made in connection with acquisitions,
   net of cash acquired                                         (27.4)     (1,191.1)           -          (11.6)
                                                          ---------------------------------------------------------
Net cash (used) by investing activities                         (79.7)     (1,218.7)         (7.6)        (75.3)

FINANCING ACTIVITIES
 Decrease in short-term debt                                     (0.2)        (25.8)         (3.7)        (11.3)
 Proceeds from issuance of long-term debt                         -           910.0            -             -
 Repayments of long-term debt                                   (63.9)         (8.5)           -           (0.3)
 Proceeds from sale of receivables, net                           2.2          (1.9)          0.5          (1.9)
 Debt issuance costs                                             (0.6)        (44.4)           -             -
 Equity contribution from stockholder                             -           355.0            -             -
 Dividend to Parent                                             (45.0)          -              -             -
 Transfers (to)/from BFGoodrich                                   -             -            40.7         (86.7)
                                                          ---------------------------------------------------------
Net cash (used) provided by financing activities               (107.5)      1,184.4          37.5        (100.2)
Effect of exchange rate changes on cash and cash
   equivalents                                                    3.8           0.4            -           (0.3)
                                                          ---------------------------------------------------------
Net (decrease) increase in cash and cash equivalents            (40.5)        120.0          (1.7)          5.1
Cash and cash equivalents at beginning of period                120.0           -            15.7          10.6
                                                          ---------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $  79.5       $ 120.0       $  14.0       $  15.7
                                                          =========================================================